SCHEDULE 13G

EXHIBIT B

JOINT FILING AGREEMENT PURSUANT TO RULE 13d-1(k)(1)

The undersigned persons hereby agree that reports on Schedule 13G, and amendments thereto, with respect to the Series A SiriusXM Common Stock of Liberty Media Corporation may be filed in a single statement on behalf of each of such persons, and further, each of such persons designates Warren E. Buffett as its agent and Attorney-in-Fact for the purpose of executing any and all Schedule 13G filings required to be made by it with the Securities and Exchange Commission.

Dated: February 14, 2017	/S/ Warren E. Buffett
Warren E. Buffett

Berkshire Hathaway Inc.

Dated: February 14, 2017	/S/ Warren E. Buffett
	By:	Warren E. Buffett
	Title:	Chairman of the Board

National Indemnity Company

Dated: February 14, 2017	/S/ Marc D. Hamburg
	By:	Marc D. Hamburg
	Title:	Chairman of the Board

GEICO Corporation

Dated: February 14, 2017	/S/ William E. Roberts
	By:	William E. Roberts
	Title:	President

Government Employees Insurance Company

Dated: February 14, 2017	/S/ William E. Roberts
	By:	William E. Roberts
	Title:	President

FlightSafety International Inc. Retirement Income Plan

Dated: February 14, 2017	/S/ Bruce Whitman
	By:	Bruce Whitman
	Title:	President and Chief Executive Officer,
FlightSafety International, Inc.

National Fire & Marine Insurance Company

Dated: February 14, 2017	/S/ Marc D. Hamburg
	By:	Marc D. Hamburg
	Title:	Chairman of the Board

GEICO Indemnity Company

Dated: February 14, 2017	/S/ William E. Roberts
	By:	William E. Roberts
	Title:	President

Fruit of the Loom Pension Trust

Dated: February 14, 2017	/S/ Melissa Burgess-Taylor
	By:	Melissa Burgess-Taylor
	Title:	President and Chief Executive Officer, Fruit of the Loom

GEICO Corporation Pension Plan Trust

Dated: February 14, 2017	/S/ William E. Roberts
	By:	William E. Roberts
	Title:	President, GEICO Corporation

Johns Manville Corporation Master Pension Plan

Dated: February 14, 2017	/S/ Mary Rhinehart
	By:	Mary Rhinehart
Title: President and Chief Executive Officer Johns Manville Corporation

BNSF Master Retirement Trust

Dated: February 14, 2017	/S/ Julie Piggott
	By:	Julie Piggott
	Title:	Vice President, Burlington Northern Santa Fe, LLC

General Re Corp. Employee Retirement Trust

Dated: February 14, 2017	/S/ Kara Raiguel
	By:	Kara Raiguel
	Title:	President, General Re Corporation

Lubrizol Corp. Master Trust Pension

Dated: February 14, 2017	/S/ Brian Valentine
	By:	Brian Valentine
	Title:	Senior Vice President, The Lubrizol Corporation

Dated: February 14, 2017	/s/ R. Ted Weschler
R. Ted Weschler